Exhibit 5

                                March 17, 1995





Catellus Development Corporation
201 Mission Street
San Francisco, California  94105


      Re: Catellus Development Corporation Form S-8 -- Amended and Restated Executive Stock Option Plan and Stock Option Agreement (Joseph R. Seiger)
            _________________________________________________________________


Gentlemen and Ladies:

      We have acted as counsel for Catellus Development Corporation (the "Company") in connection with preparation of the above-referenced Registration Statement on Form S-8 (the "Registration Statement"), filed pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to the proposed offering by the Company of an aggregate of 3,100,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), pursuant to its Amended and Restated Executive Stock Option Plan (the "Plan") and a separate Stock Option Agreement entered into between the Company and Mr. Joseph R. Seiger, who is the Chairman of the Board of Directors of the Company (the "Option Agreement").

      We have reviewed the corporate proceedings taken by the Company in connection with the Registration Statement and the issuance of the Common Stock. In addition, we have examined such documents, legal opinions, corporate and other records of the Company and certificates of public officials and officers of the Company as we have deemed necessary or appropriate to provide a basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

      On the basis of the foregoing, and upon consideration of applicable law, we are of the opinion that the Common Stock to be issued by the Company pursuant to the Plan and the Option Agreement has been duly authorized and, when issued in accordance with the terms set forth in, respectively, the Plan and the Option Agreement, will be duly and validly issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion as an Exhibit to the Registration Statement.

                                    Very truly yours,



                                    Mayer, Brown & Platt